Filed pursuant to Rule 424(b)(3)
Registration No. 333-192098

Prospectus
OFFER BY SELLING STOCKHOLDERS
TO EXCHANGE UP TO 935,410 SHARES OF
CLASS A COMMON STOCK
FOR 935,410 SHARES OF
CLASS B COMMON STOCK
OF
HYSTER-YALE MATERIALS HANDLING, INC.
Under the terms of Hyster-Yale Materials Handling, Inc.’s certificate of incorporation and a stockholders’ agreement, shares of Class B common stock are generally not transferable except to persons who are permitted transferees as specified in those documents. In accordance with those documents, parties to the stockholders’ agreement may transfer shares of Class B common stock to the selling stockholders for shares of Class A common stock, on a share for share basis. As a result, the selling stockholders named in this prospectus are offering to transfer from time to time up to 935,410 shares of our Class A common stock under this prospectus on a share for share basis, upon receipt, from time to time of shares of our Class B common stock from holders of Class B common stock that are parties to the stockholders’ agreement and are permitted to transfer those shares to the selling stockholders pursuant to our certificate of incorporation and the stockholders’ agreement. Each exchange will result in one or more of the selling stockholders transferring one share of Class A common stock for each share of Class B common stock transferred to the selling stockholder or selling stockholders. We will not receive any proceeds from these transactions.
Our Class A common stock is listed on the New York Stock Exchange under the symbol “HY”. On April 2, 2014, the last sale price of our Class A common stock as reported by the New York Stock Exchange was $103.39 per share. Our Class B common stock is not publicly traded. Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to ten votes per share.
Persons who receive shares of Class A common stock from the selling stockholders may resell those shares of Class A common stock in brokerage transactions on the New York Stock Exchange in compliance with Rule 144 under the Securities Act of 1933, except that the six-month holding period requirement of Rule 144 will not apply.

Please consider carefully the “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 3, 2014.

You should rely only on the information contained in this prospectus and in the reports and other information that we file with the Securities and Exchange Commission. We have not authorized any person to make a statement that differs from what is in this prospectus. If any person makes a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.

WHERE YOU CAN FIND MORE INFORMATION
We have filed this prospectus as part of a registration statement on Form S-4 with the Securities and Exchange Commission, or the Commission, under the Securities Act of 1933, or the Securities Act. The registration statement contains exhibits and other information that are not contained in this prospectus. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the Commission are only summaries of those documents’ material terms. If you want a complete description of the contents of those documents, you should obtain the documents yourself by following the procedures described below.
We are subject to the reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the Commission. Our reports and other information filed by us can be inspected and copied at the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Commission also maintains a website that contains reports, proxy and information statements and other information regarding us that is filed electronically with the Commission. The address of the site is: http://www.sec.gov. Our Class A common stock is quoted on the New York Stock Exchange and in connection therewith, reports and other information concerning us may also be inspected at the offices of the New York Stock Exchange. For further information on obtaining copies of our reports and other information concerning us at the New York Stock Exchange, please call (212) 656-3000. In addition, we make our annual and quarterly reports and other information that we file with the Commission available on our website. The address of our website is http://www.hyster-yale.com. However, other than the information incorporated into this document by reference, the information on our website and the Commission’s website is not a part of this prospectus, and you should rely only on the information contained in or incorporated by reference into this prospectus when making a decision to exchange shares of Class B common stock for shares of Class A common stock.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The Commission allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to other documents filed separately with the Commission. This prospectus incorporates important business and financial information about us that is not included in or delivered with this document. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference the following documents that we have filed with the Commission and any filings that we will make with the Commission in the future under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this exchange offer is completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

•	Current Report on Form 8-K filed on January 29, 2014; and

•	The descriptions of Class A common stock set forth in the registration statement on Form 8-A filed September 7, 2012, including any subsequently filed amendments and reports updating such description.
We will not, however, incorporate by reference any documents or portions thereof that are not deemed “filed” with the Commission, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K unless, and except to the extent, specified in such reports.
We will provide without charge to each person to whom this prospectus is delivered, upon the written or oral request of the person, a copy (without exhibits other than exhibits specifically incorporated by reference) of any or all documents incorporated by reference into this prospectus. Requests for copies of those documents should be directed to Hyster-Yale Materials Handling, Inc., 5875 Landerbrook Drive, Suite 300, Cleveland, OH 44124, Attention: Secretary, telephone (440) 449-9600. To obtain timely delivery, you must request the information no later than five business days before the date you intend to elect to exchange shares of Class B common stock.

SUMMARY

This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause a material difference include, but are not limited to, those discussed under “Risk Factors” and elsewhere in this prospectus. Investors should consider carefully the information set forth under the heading “Risk Factors” beginning on page 4. In this prospectus, the terms “Hyster-Yale,” the “Company,” “we,” “us” and “our” refer to Hyster-Yale Materials Handling, Inc.

Hyster-Yale
Hyster-Yale Materials Handling, Inc. and its subsidiaries, including its operating company NACCO Materials Handling Group, Inc., is a leading designer, engineer, manufacturer, seller and servicer of a comprehensive line of lift trucks and aftermarket parts marketed globally primarily under the Hyster® and Yale® brand names, mainly to independent Hyster® and Yale® retail dealerships. Lift trucks and component parts are manufactured in the United States, Northern Ireland, Mexico, The Netherlands, Italy, the Philippines, Vietnam, Japan, Brazil and China. Hyster-Yale was incorporated as a Delaware corporation in 1991.

Our principal executive offices are located at 5875 Landerbrook Drive, Suite 300, Cleveland, Ohio 44124, and our telephone number is (440) 449-9600.

The Exchange Offer

The selling stockholders named in this prospectus are offering to transfer from time to time up to 935,410 shares of our Class A common stock on a share for share basis, upon receipt, from time to time of shares of our Class B common stock from holders of Class B common stock that are parties to the stockholders’ agreement and are permitted to transfer those shares to the selling stockholders pursuant to our certificate of incorporation and the stockholders’ agreement. Each exchange will result in one or more of the selling stockholders transferring one share of Class A common stock for each share of Class B common stock transferred to the selling stockholder or selling stockholders. See “Selling Stockholders” beginning on page 5.

As of February 28, 2014, the participating stockholders under the stockholders’ agreement beneficially owned 82.32% of the Class B common stock issued and outstanding on that date. Holders of shares of Class B common stock that are not subject to the stockholders’ agreement are permitted to transfer those shares subject to the transfer restrictions set forth in our certificate of incorporation, which include the ability of holders of shares of Class B common stock that are not subject to the stockholders’ agreement to transfer the shares to persons who are permitted transferees as specified in our certificate of incorporation or convert such shares of Class B common stock into shares of Class A common stock on a one-for-one basis. Only holders of shares of Class B common stock that are subject to the stockholders’ agreement may exchange their shares of Class B common stock for shares of Class A common stock pursuant to this prospectus.

In connection with the selling stockholders’ offer to exchange up to 935,410 shares of Class A common stock, you do not have any appraisal or dissenters’ rights under the General Corporation Law of the State of Delaware. See “The Exchange Offer—No Appraisal or Dissenters Rights” on page 16.

Material U.S. Federal Income Tax Consequences

Gain or loss will generally not be recognized by Hyster-Yale stockholders who exchange shares of their Class B common stock for shares of Class A common stock held by the selling stockholders. See “Material U.S. Federal Income Tax Consequences” beginning on page 17.

The tax consequences of an exchange will depend on the stockholder’s particular facts and circumstances. Persons acquiring shares of Class A common stock by exchanging shares of their Class B common stock with the selling stockholders are urged to consult their own tax advisors to fully understand the tax consequences to them of an exchange.

Summary Historical Consolidated Financial Data

The following table presents a summary of our historical consolidated financial data. The statement of operations and other data for each of the three years in the period ended December 31, 2013 and the balance sheet data as of December 31, 2012 and 2013 have been derived from our audited consolidated financial statements and related notes, which are incorporated into this prospectus by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. See “Where You Can Find More Information” on page 1. The statement of operations and other data for the years ended December 31, 2009 and 2010, and the balance sheet data as of December 31, 2009, 2010 and 2011 have been derived from our audited consolidated financial statements and related notes that are not included in this prospectus or incorporated by reference. The historical consolidated financial data are presented for informational purposes only and do not purport to project our financial position as of any future date or our results of operations for any future period. The following information is only a summary and should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and related notes, which are incorporated by reference into this prospectus.

	Year Ended December 31
	2013	2012(2)	2011(2)	2010(2)	2009(2)
	(In millions, except per share and employee data)
Operating Statement Data:
Revenues	$2,666.3	$2,469.1	$2,540.8	$1,801.9	$1,475.2
Operating profit (loss)	$134.3	$111.7	$110.0	$46.1	$(31.2)
Net income (loss)	$110.2	$98.1	$82.6	$32.3	$(43.2)
Net (income) loss attributable to noncontrolling interest	(0.2)	(0.1)	—	0.1	0.1
Net income (loss) attributable to stockholders	$110.0	$98.0	$82.6	$32.4	$(43.1)

Basic earnings (loss) per share attributable to stockholders:	$6.58	$5.84	$4.93	$1.95	$(2.60)
Diluted earnings (loss) per share attributable to stockholders:	$6.54	$5.83	$4.91	$1.94	$(2.60)

Balance Sheet Data at December 31:
Total assets	$1,161.3	$1,064.4	$1,117.0	$1,041.2	$914.1
Long-term debt	$6.7	$106.9	$54.6	$215.5	$229.2
Stockholders' equity	$449.8	$341.3	$296.3	$230.7	$207.1

Cash Flow Data:
Provided by (used for) operating activities	$152.9	$128.7	$54.6	$47.5	$115.9
Provided by (used for) investing activities	$(26.1)	$(19.5)	$(15.9)	$(8.5)	$5.8
Provided by (used for) financing activities	$(104.4)	$(144.4)	$(19.5)	$(24.4)	$(18.3)

Other Data:
Cash dividends paid to NACCO	$—	$5.0	$10.0	$5.0	$—
Per share data:
Cash dividends(1)(3)	$1.00	$2.25
Market value at December 31(1)	$93.16	$48.80
Stockholders' equity at December 31(1)	$26.91	$20.40

Actual shares outstanding at December 31(1)	16.714	16.732
Basic weighted average shares outstanding(2)	16.725	16.768	16.767	16.657	16.579
Diluted weighted average shares outstanding(2)	16.808	16.800	16.815	16.688	16.579
Total employees at December 31(4)	5,100	4,900	4,800	4,400	4,200

(1)	This information is only included for periods subsequent to the spin-off from NACCO Industries, Inc. ("NACCO").

(2)
As a result of the distribution of one share of Class A common stock and one share of Class B common stock for each share of NACCO Class A common stock or NACCO Class B common stock on September 28, 2012, the earnings per share amounts and the weighted average shares outstanding for the Company have been calculated based upon doubling the relative historical basic and diluted weighted average shares outstanding of NACCO.

(3)	Includes an extraordinary dividend of $2.00 per share paid to stockholders of the Company during the fourth quarter of 2012.

(4)	Excludes temporary employees.

RISK FACTORS
Prospective investors in the shares of Class A common stock offered hereby should consider carefully the following risk factors as well as the risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which is incorporated into this prospectus by reference, in addition to the other information contained in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause a material difference include, but are not limited to, those discussed below, as well as those discussed elsewhere in this prospectus and the documents incorporated into this prospectus by reference.
Risks Related to This Offering

The voting power of holders of Class B common stock who transfer their shares to the selling stockholders and receive shares of Class A common stock will diminish.
Holders of Class B common stock have ten votes per share of Class B common stock, while holders of Class A common stock have one vote per share of Class A common stock. Holders of Class B common stock who transfer their shares to the selling stockholders in exchange for shares of Class A common stock will reduce their voting power.
The voting power of the selling stockholders will increase if the selling stockholders exchange their shares of Class A common stock for shares of Class B common stock in the exchange offer.
Holders of Class A common stock and holders of Class B common stock vote together on matters submitted to a vote of Hyster-Yale’s stockholders. Consequently, if holders of Class B common stock transfer their shares of Class B common stock to the selling stockholders, the voting power of the selling stockholders will increase. As of February 28, 2014, the selling stockholders collectively controlled 34.51% of the voting power of outstanding shares of Hyster-Yale’s common stock based on the number of outstanding shares as of February 28, 2014. As of that date, there were 12,812,996 Class A common stock and 4,012,228 of Class B common stock outstanding. If all shares of Class A common stock offered by this prospectus are exchanged for shares of Class B common stock and the selling stockholders act together when voting their shares of Class B common stock, they will control 50.42% of the voting power of outstanding shares of Hyster-Yale’s common stock based on the number of outstanding shares as of February 28, 2014.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference contain statements that constitute “forward-looking statements” within the meaning of federal securities laws. These forward-looking statements are made subject to certain risks and uncertainties, which could cause actual results to differ materially from those presented in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Such risks and uncertainties with respect to the Company’s operations include, without limitation: (1) reduction in demand for lift trucks and related aftermarket parts and service on a global basis, (2) the ability of dealers, suppliers and end-users to obtain financing at reasonable rates, or at all, as a result of current economic and market conditions, (3) customer acceptance of pricing, (4) delays in delivery or increases in costs, including transportation costs, of raw materials or sourced products and labor or changes in or unavailability of quality suppliers, (5) exchange rate fluctuations, changes in foreign import tariffs and monetary policies and other changes in the regulatory climate in the foreign countries in which the Company operates and/or sells products, (6) delays in manufacturing and delivery schedules, (7) bankruptcy of or loss of major dealers, retail customers or suppliers, (8) customer acceptance of, changes in the costs of, or delays in the development of new products, (9) introduction of new products by, or more favorable product pricing offered by, competitors, (10) product liability or other litigation, warranty claims or returns of products, (11) the effectiveness of the cost reduction programs implemented globally, including the successful implementation of procurement and sourcing initiatives, (12) changes mandated by federal, state and other regulation, including health, safety or environmental legislation, (13) delays in or increased costs associated with the Brazil plant construction and (14) delays in or cancellation of the sale of the existing Brazil facility and land.

USE OF PROCEEDS
We will not receive any proceeds from the exchange of any shares by the selling stockholders.

SELLING STOCKHOLDERS
Class A Common Stock Beneficial Ownership Table for Selling Stockholders. The following table sets forth, as of February 28, 2014, certain information with respect to the selling stockholders, including:

•	the name of each selling stockholder;

•	the number of shares of Class A common stock owned by each selling stockholder immediately prior to the sale of shares offered by this prospectus;

•	the number of shares of Class A common stock offered for exchange by each selling stockholder by this prospectus; and

•
the number of shares of Class A common stock owned by and the percentage of ownership of Class A common stock of each selling stockholder immediately following the exchange of shares offered by this prospectus based on the number of shares of Class A common stock outstanding on February 28, 2014.

A total of 935,410 shares of Class A common stock is being offered by this prospectus. Alfred M. Rankin, Jr., or the Alfred Rankin Trust, as defined below, Rankin Associates I, L.P., or Rankin I, and Rankin Associates IV, L.P., or Rankin IV, are offering to exchange the following numbers of shares of Class A common stock: Alfred M. Rankin, Jr., 196,654; Rankin I, 338,756 and Rankin IV, 400,000. Because Mr. Rankin and the Alfred Rankin Trust will offer to exchange the shares, both Mr. Rankin and the Alfred Rankin Trust are listed in the tables below. However, Mr. Rankin, together with the Alfred Rankin Trust, will only offer to exchange the number of shares of Class A common stock described above and, accordingly, an aggregate of 935,410 shares are being offered for exchange by this prospectus. In the tables below, the disclosure of the beneficial ownership of shares for the individual selling stockholders reflects all shares deemed to be beneficially owned by such selling stockholders (including those shares held in the Alfred Rankin Trust). The disclosure of the beneficial ownership of shares for the Alfred Rankin Trust includes only those shares held directly by such trust.
Because the selling stockholders may offer all, a portion or none of the Class A common stock offered by this prospectus, we cannot assure you as to the number of shares of Class A common stock or Class B common stock that will be held by the selling stockholders immediately following the offering. The tables below assume that the beneficial ownership of Class A common stock for each selling stockholder, including shares held directly and indirectly by the Alfred Rankin Trust, will decrease by an aggregate of the number of shares of Class A common stock described above as a result of this offering and that the beneficial ownership of Class B common stock for each selling stockholder, including shares held directly and indirectly by the Alfred Rankin Trust, will increase by the same number of shares of Class B common stock. The tables do not, however, account for any changes in each selling stockholder’s beneficial ownership that may result from transactions not contemplated by this prospectus such as an acquisition or disposition of shares of Class A common stock or Class B common stock.
Class A Common Stock

Name	Title of Class	Shares Beneficially Owned Before this Offering(1)		Shares Offered Pursuant to this Offering(1)	Shares Beneficially Owned After this Offering(1)		Percentage of Shares Owned After this Offering(1)
Alfred M. Rankin, Jr.	Class A	1,454,065	(2)	196,654	518,655	(2)	4.05%	(2)
Alfred M. Rankin, Jr., as Trustee of the Main Trust of Alfred M. Rankin Jr. created under the Agreement, dated September 28, 2000, as supplemented, amended and restated (the “Alfred Rankin Trust”) (2)	Class A	227,800		196,654	31,146		0.24%
Rankin Associates I, L.P. (1)(3)	Class A	338,756		338,756	—		—
Rankin Associates IV, L.P. (1)(4)	Class A	400,000		400,000	—		—

(1)
The Alfred Rankin Trust is a general and limited partner of Rankin I and of Rankin IV. As trustee and primary beneficiary of the Alfred Rankin Trust, Alfred M. Rankin, Jr. shares the power to vote the 338,756 and 400,000 shares of Class A common stock held by Rankin I and Rankin IV, respectively, with the other general partners of Rankin I and Rankin IV, as applicable, and shares the power to dispose of the 338,756 and 400,000 shares of Class A common stock held by Rankin I and Rankin IV, respectively, with the other general and limited partners of Rankin I and Rankin IV, as applicable. As such, Alfred M. Rankin, Jr. and the Alfred Rankin Trust are deemed to beneficially own the 338,756 and 400,000 shares of Class A common stock held before the exchange offer by Rankin I and Rankin IV, respectively.

(2)
Alfred M. Rankin, Jr. may be deemed to be a member of Rankin Associates II, L.P., which is referred to as Associates, which is made up of the individuals and entities holding limited partnership interests in Associates and Rankin Management, Inc., which is referred to as RMI, the general partner of Associates. Associates may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 338,295 shares of Class A common stock held by Associates. Although Associates holds the 338,295 shares of Class A common stock, it does not have any power to vote or dispose of such shares of Class A common stock. RMI has the sole power to vote such shares and shares the power to dispose of such shares with the other individuals and entities holding limited partnership interests in Associates. RMI exercises such powers by action of its board of directors, which acts by majority vote and includes Alfred M. Rankin, Jr., the individual trust of whom, the Alfred Rankin Trust, is a stockholder of RMI. Under the terms of the Limited Partnership Agreement of Associates, Associates may not transfer Class A common stock, other than pursuant to a share for share exchange to acquire Class B common stock, without the consent of RMI and the approval of the holders of more than 75% of all of the partnership interests of Associates. As a result of holding through the Alfred Rankin Trust, of which he is trustee, partnership interests in Associates, Mr. Rankin may be deemed to beneficially own, and share the power to dispose of, 338,295 shares of Class A common stock held by Associates. Mr. Rankin may be deemed to be a member of Rankin I and the trusts holding limited partnership interests in Rankin I may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 338,756 shares of Class A common stock held by Rankin I. Although Rankin I holds the 338,756 shares of Class A common stock, it does not have any power to vote or dispose of such shares of Class A common stock other than effecting exchanges pursuant to this prospectus. Alfred M. Rankin, Jr., as the trustee and primary beneficiary of the Alfred Rankin Trust, a trust acting as a general partner of Rankin I, shares the power to vote such shares of Class A common stock. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin I. Each of the trusts holding general partnership interests and limited partnership interests in Rankin I share with each other the power to dispose of such shares. As a result of holding through the Alfred Rankin Trust, of which he is trustee, partnership interests in Rankin I, Mr. Rankin may be deemed to beneficially own, and share the power to vote and dispose of, 338,756 shares of Class A common stock held by Rankin I. In addition, Mr. Rankin may be deemed to be a member of a group, as defined under the Exchange Act, as a result of holding through the Alfred Rankin Trust, of which he is trustee, partnership interests in Rankin IV. As a result, the group consisting of Mr. Rankin, the other general and limited partners of Rankin IV may be deemed to beneficially own, and share the power to vote and dispose of, 400,000 shares of Class A common stock held by Rankin IV. Although Rankin IV holds the 400,000 shares of Class A common stock it does not have any power to vote or dispose of such shares of Class A common stock other than effecting exchanges pursuant to this prospectus. Alfred M. Rankin, Jr., as trustee and primary beneficiary of the Alfred Rankin Trust, a trust acting as a general partner of Rankin IV, shares the power to vote such shares of Class A common stock. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin IV. Each of the trusts holding general and limited partnership interests in Rankin IV share with each other the power to dispose of such shares. Under the terms of the Amended and Restated Limited Partnership Agreement of Rankin IV, Rankin IV may not transfer Class A common stock, other than pursuant to a share for share exchange to acquire Class B common stock, without the consent of the general partners owning more than 75% of the general partnership interests of Rankin IV and the consent of the holders of more than 75% of all of the partnership interests of Rankin IV. Included in the table above for Mr. Rankin are 1,140,623 shares of Class A common stock held by (a) members of Mr. Rankin’s family, (b) trusts for the benefit of members of Mr. Rankin’s family and (c) Rankin I, Associates and Rankin IV. Mr. Rankin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity. Mr. Rankin is a party to the stockholders’ agreement, dated as of September 28, 2012, as amended, by and among Hyster-Yale, the selling stockholders and the additional signatories that are parties thereto.

In addition to Mr. Alfred M. Rankin, Jr.’s beneficial ownership of the 338,756 and 400,000 shares of Class A common stock held by Rankin I and Rankin IV, respectively, an aggregate of 196,654 shares of Class A common stock are offered to be exchanged by Mr. Rankin pursuant to this prospectus, consisting of shares held directly by Mr. Rankin or shares currently held by the Alfred Rankin Trust. Mr. Rankin, as a trustee, may choose to conduct exchanges through the Alfred Rankin Trust. Alternatively, Mr. Rankin may choose to withdraw shares of Class A common stock from the Alfred Rankin Trust and conduct any exchange directly. Mr. Alfred M. Rankin, Jr. is the Chairman, President and Chief Executive Officer and a Director of Hyster-Yale.

(3)
The trusts holding limited partnership interests in Rankin I may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 338,756 shares of Class A common stock held by Rankin I. Although Rankin I holds the 338,756 shares of Class A common stock, it does not have any power to vote or dispose of such shares of Class A common stock other than effecting exchanges pursuant to this prospectus. Alfred M. Rankin, Jr., as trustee and primary beneficiary of the Alfred Rankin Trust, a trust acting as a general partner of Rankin I, shares the power to vote such shares of Class A common stock. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin I. Each of the trusts holding limited partnership interests in Rankin IV share with each other the power to dispose of such shares. Rankin I may not transfer Class A common stock, other than pursuant to a share for share exchange to acquire Class B common stock, without the consent of the general partners owning more than 75% of the general partnership interests in Rankin I and the consent of partners owning more than 75% of all partnership interests in Rankin I. The Class B common stock beneficially owned by Rankin I and each of the trusts holding limited partnership interests in Rankin I is also subject to the stockholders’ agreement.

(4)
The trusts holding limited partnership interests in Rankin IV may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 400,000 shares of Class A common stock held by Rankin IV. Although Rankin IV holds the 400,000 shares of Class A common stock, it does not have any power to vote or dispose of such shares of Class A common stock other than effecting exchanges pursuant to this prospectus. Alfred M. Rankin, Jr., as trustee and primary beneficiary of the Alfred Rankin Trust, a trust acting as general partner of Rankin IV, shares the power to vote such shares of Class A common stock. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin IV. Each of the trusts holding limited partnership interests in Rankin IV share with each other the power to dispose of such shares. Under the terms of the Amended and Restated Limited Partnership Agreement of Rankin IV, Rankin IV may not transfer Class A common stock, other than pursuant to a share for share exchange to acquire Class B common stock, without the consent of the general partners owning more than 75% of the general partnership interests in Rankin IV and the consent of partners owning more than 75% of all partnership interests in Rankin IV. The Class B common stock beneficially owned by Rankin IV and each of the trusts holding limited partnership interests in Rankin IV is also subject to the stockholders’ agreement.

Class B Common Stock Beneficial Ownership Table for Selling Stockholders. The following table sets forth, as of February 28, 2014, certain information with respect to the selling stockholders, including:

•	the name of each selling stockholder;

•	the number of shares of Class B common stock owned by each selling stockholder immediately prior to the exchange of shares offered by this prospectus;

•
the number of shares of Class B common stock that each selling stockholder may obtain if all of the shares of Class A common stock that each selling stockholder is offering by this prospectus are exchanged for shares of Class B common stock;

•
the number of shares of Class B common stock owned by and the percentage of ownership of Class B common stock of each selling stockholder immediately following the exchange of shares offered by this prospectus; and

•
the percentage of combined voting power of shares of Class A common stock and Class B common stock each selling stockholder will have immediately following the exchange of shares of Class A common stock for Class B common stock offered by this prospectus based on the number of shares of Class A and Class B common stock outstanding on February 28, 2014.

Class B Common Stock

Name	Title of Class	Shares Beneficially Owned Before this Offering(1)	Shares Offered Pursuant to this Offering(1)	Shares Beneficially Owned After this Offering(1)		Percentage of Shares Owned After this Offering(1)		Percentage of Combined Voting Power of Shares of Class A and Class B Common Stock After this Offering(1)
Alfred M. Rankin, Jr. (2)	Class B	1,681,624	196,654	2,617,034	(2)	65.23%	(2)	50.42%	(2)
Alfred M. Rankin, Jr., as Trustee of the Alfred Rankin Trust (2)	Class B	187,993	196,654	384,647		9.59%		7.33%
Rankin I Associates, L.P. (1)	Class B	605,986	338,756	944,742		23.55%		17.85%
Rankin Associates IV, L.P. (1)	Class B	400,000	400,000	800,000		19.94%		15.11%

(1)
The Alfred Rankin Trust is a general and limited partner of Rankin I and Rankin IV. As trustee and primary beneficiary of the Alfred Rankin Trust, Alfred M. Rankin, Jr. shares the power to vote the 605,986 and 400,000 shares of Class B common stock held by Rankin I and Rankin IV, respectively, with the other general partners of Rankin I and Rankin IV, as applicable, and shares the power to dispose of the 605,986 and 400,000 shares of Class B common stock held by Rankin I and Rankin IV, respectively, with the other general and limited partners of Rankin I and Rankin IV, as applicable. As such, Alfred M. Rankin, Jr. and the Alfred Rankin Trust are deemed to beneficially own the 605,986 and 400,000 shares of Class B common stock held before the exchange offer by Rankin I and Rankin IV, respectively. In addition, as trustee and primary beneficiary of the Alfred Rankin Trust, Alfred M. Rankin, Jr. will share the power to vote the 944,742 and 800,000 shares of Class B common stock held by Rankin I and Rankin IV, respectively, after the exchange offer with the other general partners of Rankin I and Rankin IV, as applicable, and will share the power to dispose of the 944,742 and 800,000 shares of Class B common stock held by Rankin I and Rankin IV, respectively, after the exchange offer with the other general and limited partners of Rankin I and Rankin IV, as applicable. As such, Alfred M. Rankin, Jr. and the Alfred Rankin Trust will be deemed to beneficially own the 944,742 and 800,000 shares of Class B common stock held by Rankin I and Rankin IV, respectively, after the exchange offer.

(2)
Alfred M. Rankin, Jr. may be deemed to be a member of Associates, which is made up of the individuals and entities holding limited partnership interests in Associates and RMI, the general partner of Associates. Associates may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 338,295 shares of Class B common stock held by Associates. Although Associates holds the 338,295 shares of Class B common stock, it does not have any power to vote or dispose of such shares of Class B common stock. RMI has the sole power to vote such shares and shares the power to dispose of such shares with the other individuals and entities holding limited partnership interests in Associates. RMI exercises such powers by action of its board of directors, which acts by majority vote and includes Alfred M. Rankin, Jr., the individual trust of whom, the Alfred Rankin Trust, is a stockholder of RMI. As a result of holding through the Alfred Rankin Trust, of which he is trustee, partnership interests in Associates, Mr. Rankin may be deemed to beneficially own, and share the power to dispose of, 338,295 shares of Class B common stock held by Associates. Mr. Rankin may be deemed to be a member of Rankin I, and the trusts holding limited partnership interests in Rankin I may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 605,986 shares of Class B common stock held by Rankin I. Although Rankin I holds the 605,986 shares of Class B common stock, it does not have any power to vote or dispose of such shares of Class B common stock. Alfred M. Rankin, Jr., as trustee and primary beneficiary of a trust acting as a general partner of Rankin I, shares the power to vote such shares of Class B common stock. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin I. Each of the trusts holding general partnership interests and limited partnership interests in Rankin I share with each other the power to dispose of such shares. As a result of holding through the Alfred Rankin Trust, of which he is trustee, partnership interests in Rankin I, Mr. Rankin may be deemed to beneficially own, and share the power to vote and dispose of, 605,986 shares of Class B common stock held by Rankin I. In addition, Mr. Rankin may be deemed to be a member of a group, as defined under the Exchange Act, as a result of holding through the Alfred Rankin Trust, of which he is trustee, partnership interests in Rankin IV. As a result, the group consisting of Mr. Rankin, the other general and limited partners of Rankin IV may be deemed to beneficially own, and share the power to vote and dispose of, 400,000 shares of Class B common stock held by Rankin IV. Although Rankin IV holds the 400,000 shares of Class B common stock it does not have any power to vote or dispose of such shares of Class B common stock. Alfred M. Rankin, Jr., as trustee and primary beneficiary of a trust acting as general partner of Rankin IV, shares the power to vote such shares of Class B common stock. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin IV. Each of the trusts holding general and limited partnership interests in Rankin IV share with each other the power to dispose of such shares. Included in the table above for Mr. Rankin are 1,408,581 shares of Class B common stock held by (a) members of Mr. Rankin’s family, (b) trusts for the benefit of members of Mr. Rankin’s family and (c) Rankin I, Associates and Rankin IV. Mr. Rankin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity. Mr. Rankin is a party to the stockholders’ agreement.

BENEFICIAL OWNERSHIP OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK

Set forth in the following tables is the indicated information as of February 28, 2014 (except as otherwise indicated) with respect to (1) each person who is known to Hyster-Yale to be the beneficial owner of more than five percent of the Class A common stock, (2) each person who is known to Hyster-Yale to be the beneficial owner of more than five percent of the Class B common stock and (3) the beneficial ownership of Class A common stock and Class B common stock by the directors, Hyster-Yale’s principal executive officer, principal financial officer and the three other most highly compensated executive officers of Hyster-Yale during 2013 and all executive officers and directors as a group. Beneficial ownership of Class A common stock and Class B common stock has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 of the Commission under the Exchange Act. Accordingly, the amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with the Commission’s reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of Class A common stock or Class B common stock.

Holders of shares of Class A common stock and Class B common stock are entitled to different voting rights with respect to each class of stock. Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to ten votes per share. Holders of Class A common stock and holders of Class B common stock generally vote together as a single class on matters submitted to a vote of Hyster-Yale’s stockholders. Shares of Class B common stock are convertible into shares of Class A common stock on a one-for-one basis, without costs, at the option of the holders of Class B common stock.

Class A Common Stock

Name	Title of Class	Sole Voting and Investment Power		Shared Voting or Investment Power		Aggregate Amount		Percent of Class(1)
Dimensional Fund Advisors LP (2) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	Class A	866,630	(2)	—		866,630	(2)	6.76%
LSV Asset Management (3) 155 N. Wacker Drive, Suite 4600 Chicago, IL 60606	Class A	865,518	(3)	—		865,518	(3)	6.76%
Beatrice B. Taplin Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class A	679,663		—		679,663		5.30%
Black Rock Inc. (4) 40 East 52nd Street New York, NY 10022	Class A	675,213	(4)	—		675,213	(4)	5.27%
John C. Butler, Jr. (5)	Class A	29,382		1,123,082	(6)	1,152,464	(6)	8.99%
Carolyn Corvi (5)	Class A	1,450		—		1,450		—
John P. Jumper (5)	Class A	1,776		—		1,776		—
Dennis W. LaBarre (5)	Class A	10,874		—		10,874		—
F. Joseph Loughrey (5)	Class A	197		—		197		—
Alfred M. Rankin, Jr.	Class A	313,442		1,140,623	(7)	1,454,065	(7)	11.35%
Claiborne R. Rankin (5)	Class A	125,302		1,091,995	(8)	1,217,297	(8)	9.50%
Michael E. Shannon (5)	Class A	13,364		—		13,364		0.10%
John M. Stropki (5)	Class A	197		—		197		—
Britton T. Taplin (5)	Class A	34,989		5,755	(9)	40,744	(9)	0.32%
Eugene Wong (5)	Class A	8,262		—		8,262		—
Kenneth C. Schilling	Class A	20,678		—		20,678		0.16%
Michael P. Brogan	Class A	16,612		—		16,612		0.13%
Colin Wilson	Class A	10,052		—		10,052		—
Rajiv K. Prasad	Class A	4,989		—		4,989		—
All executive officers and directors as a group (25 persons)	Class A	672,365		1,208,531	(10)	1,880,896	(10)	14.68%

(1)	Less than 0.10%, except as otherwise indicated.

(2)
A Schedule 13G filed with the Commission with respect to Class A common stock and most recently amended on February 10, 2014, reported that Dimensional Fund Advisors LP, which is referred to as Dimensional, may be deemed to beneficially own the shares of Class A common stock reported above as a result of being an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serving as an investment manager to certain other commingled group trusts and separate accounts, which own the shares of Class A common stock. Such investment companies, trusts and accounts are referred to collectively as the Dimensional Funds. In certain cases, subsidiaries of Dimensional may act as adviser or sub-adviser to certain Dimensional Funds, which own the shares of Class A common stock. In its role as investment adviser, sub-adviser and/or manager, Dimensional possesses the sole power to vote 846,488 shares of Class A common stock and the sole power to invest 866,630 shares of Class A common stock owned by the Dimensional Funds. However, all shares of Class A common stock reported above are owned by the Dimensional Funds. Dimensional disclaims beneficial ownership of all such shares.

(3)
A Schedule 13G filed with the Commission with respect to Class A common stock on February 13, 2013 reported that LSV Asset Management may be deemed to beneficially own the shares of Class A common stock reported above as a result of being an investment adviser.

(4)
A Schedule 13G filed with the Commission with respect to Class A common stock on January 29, 2014 reported that BlackRock, Inc. is the beneficial owner of 675,213 shares of Class A common stock and has sole voting power over 649,269 shares of Class A common stock and sole dispositive power of 675,213 shares of Class A common stock.

(5)
Pursuant to our Non-Employee Directors' Plan, each non-employee director has the right to acquire additional shares of Class A common stock within 60 days after February 28, 2014. The shares each non-employee director has the right to receive are not included in the table because the actual number of additional shares will be determined on April 1, 2014 by taking the amount of such director's quarterly retainer required to be paid in shares of Class A common stock plus any voluntary portion of such director's quarterly retainer, if so elected, divided by the average of the closing price per share of Class A common stock on the Friday (or if Friday is not a trading day, the last trading day before such Friday) for each week of the calendar quarter ending on March 31, 2014.

(6)
J.C. Butler, Jr. may be deemed to be a member of the group described in Note (7) below, as defined under the Exchange Act, as a result of holding through his trust, of which he is trustee, partnership interests in Associates. In addition, Mr. Butler may be deemed to be a member of a group described in Note (7) below, as defined under the Exchange Act, as a result of partnership interests in Rankin I and Rankin IV held by Mr. Butler’s spouse. Mr. Butler, therefore, may be deemed to beneficially own, and share the power to vote 338,756 shares of Class A common stock held by Rankin I, 338,295 shares of Class A common stock held by Associates and 400,000 shares of Class A common stock held by Rankin IV. Included in the table above for Mr. Butler are 1,123,082 shares of Class A common stock held by (a) members of Mr. Butler’s family, (b) trusts for the benefit of members of Mr. Butler’s family and (c) Rankin I, Associates and Rankin IV. Mr. Butler disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity.

(7)
Alfred M. Rankin, Jr. may be deemed to be a member of Associates, which is made up of the individuals and entities holding limited partnership interests in Associates and RMI, the general partner of Associates. Associates may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 338,295 shares of Class A common stock held by Associates. Although Associates holds the 338,295 shares of Class A common stock, it does not have any power to vote or dispose of such shares of Class A common stock other than effecting exchanges pursuant to this prospectus. RMI has the sole power to vote such shares and shares the power to dispose of such shares with the other individuals and entities holding limited partnership interests in Associates. RMI exercises such powers by action of its board of directors, which acts by majority vote and consists of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, the individual trusts of whom, are a stockholders of RMI. Under the terms of the Limited Partnership Agreement of Associates, Associates may not transfer Class A common stock, other than pursuant to a share for share exchange to acquire Class B common stock, without the consent of RMI and the approval of the holders of more than 75% of all of the partnership interests of Associates. As a result of holding through the Alfred Rankin Trust, of which he is trustee, partnership interests in Associates, Mr. Rankin may be deemed to beneficially own, and share the power to dispose of, 338,295 shares of Class A common stock held by Associates. Mr. Rankin may be deemed to be a member of Rankin I and the trusts holding limited partnership interests in Rankin I may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 338,756 shares of Class A common stock held by Rankin I. Although Rankin I holds the 338,756 shares of Class A common stock, it does not have any power to vote or dispose of such shares of Class A common stock. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin I, share the power to vote such shares of Class A common stock. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin I. Each of the trusts holding general partnership interests and limited partnership interests in Rankin I share with each other the power to dispose of such shares. Under the terms of the Second Amended and Restated Limited Partnership Agreement of Rankin I, Rankin I may not dispose of Class A common stock, other than pursuant to a share for share exchange to acquire Class B common stock, without the consent of the general partners owning more than 75% of the general partnership interests of Rankin I and the consent of the holders of more than 75% of all of the partnership interests of Rankin I. As a result of holding through the Alfred Rankin Trust, of which he is trustee, partnership interests in Rankin I, Mr. Rankin may be deemed to beneficially own, and share the power to vote and dispose of, 338,756 shares of Class A common stock held by Rankin I. In addition, Mr. Rankin may be deemed to be a member of a group, as defined under the Exchange Act, as a result of holding through the Alfred Rankin Trust, of which he is trustee, partnership interests in Rankin IV. As a result, the group consisting of Mr. Rankin, the other general and limited partners of Rankin IV may be deemed to beneficially own and share the power to vote and dispose of 400,000 shares of Class A common stock held by Rankin IV. Although Rankin IV holds the 400,000 shares of Class A common stock it does not have any power to vote or dispose of such shares of Class A common stock. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin IV, share the power to vote such shares of Class A common stock. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin IV. Each of the trusts holding general and limited partnership interests in Rankin IV share with each other the power to dispose of such shares. Under the terms of the Amended and Restated Limited Partnership Agreement of Rankin IV, Rankin IV may not transfer Class A common stock, other than pursuant to a share for share exchange to acquire Class B common stock, without the consent of the general partners owning more than 75% of the general partnership interests of Rankin IV and the consent of the holders of more than 75% of all of the partnership interests of Rankin IV. Included in the table above for Mr. Rankin are 1,140,623 shares of Class A common stock held by (a) members of

Mr. Rankin’s family, (b) trusts for the benefit of members of Mr. Rankin’s family and (c) Rankin I, Associates and Rankin IV. Mr. Rankin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity.

(8)
Claiborne R. Rankin may be deemed to be a member of the group described in Note (7) above as a result of holding through his trust, of which he is trustee, partnership interests in Rankin I. Mr. Rankin may be deemed to be a member of the group described in Note (7) above, as defined under the Exchange Act, as a result of holding through his trust, of which he is trustee, partnership interests in Associates. In addition, Mr. Rankin may be deemed to be a member of a group described in Note (7) above, as defined under the Exchange Act, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin IV. Mr. Rankin, therefore, may be deemed to beneficially own, and share the power to vote and dispose of 338,756 shares of Class A common stock held by Rankin I, 338,295 shares of Class A common stock held by Associates and 400,000 shares of Class A common stock held by Rankin IV. Included in the table above for Mr. Rankin are 1,091,995 shares of Class A common stock held by (a) members of Mr. Rankin’s family, (b) trusts for the benefit of members of Mr. Rankin’s family and (c) Rankin I, Associates and Rankin IV. Mr. Rankin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity.

(9)
Britton T. Taplin is deemed to share with his spouse voting and investment power over 5,755 shares of Class A common stock held by Mr. Taplin’s spouse; however, Mr. Taplin disclaims beneficial ownership of such shares.

(10)
The aggregate amount of Class A common stock beneficially owned by all executive officers and directors and the aggregate amount of Class A common stock beneficially owned by all executive officers and directors as a group for which they have shared voting or investment power include the shares of Class A common stock of which Mr. Butler has disclaimed beneficial ownership in Note (6) above. Mr. A. Rankin has disclaimed beneficial ownership in Note (7) above, Mr. C. Rankin has disclaimed beneficial ownership in Note (8) above and Mr. B. Taplin has disclaimed beneficial ownership in Note (9) above. As described in Note (5) above, the aggregate amount of Class A common stock beneficially owned by all executive officers and directors as a group, as set forth in the table, does not include shares that the non-employee directors have the right to acquire within 60 days of February 28, 2014 pursuant to our Non-Employee Directors' Plan.

Class B Common Stock

Name	Title of Class	Sole Voting and Investment Power		Shared Voting or Investment Power		Aggregate Amount		Percent of Class(1)
Clara Taplin Rankin, et al. (2) c/o PNC Bank, N.A. 3550 Lander Road Pepper Pike, OH 44124	Class B	—	(2)	—	(2)	3,302,756	(2)	82.32%
Beatrice B. Taplin Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class B	680,523	(3)	—		680,523	(3)	16.96%
Rankin Associates I, L.P., et al. (4) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class B	—	(4)	—	(4)	605,986	(4)	15.10%
Rankin Associates IV, L.P., et al. (5) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class B	—	(5)	—	(5)	400,000	(5)	9.97%
Rankin Associates II, L.P. et. al. (6) Suite 300 5875 Landerbrook Drive Cleveland, OH 44124-4069	Class B	—	(6)	—	(6)	338,295	(6)	8.43%
J.C. Butler, Jr.	Class B	27,272	(7)	1,389,922	(7)	1,417,194	(7)	35.32%
Carolyn Corvi	Class B	—		—		—		—
John P. Jumper	Class B	326		—		326		—
Dennis W. LaBarre	Class B	9,424		—		9,424		0.23%
F. Joseph Loughrey	Class B	—		—		—		—
Alfred M. Rankin, Jr.	Class B	273,043	(8)	1,408,581	(8)	1,681,624	(8)	41.91%
Claiborne Rankin	Class B	123,760	(9)	1,362,363	(9)	1,486,123	(9)	37.04%
Michael E. Shannon	Class B	—		—		—		—
John M. Stropki	Class B	—		—		—		—
Britton T. Taplin	Class B	33,539		5,755	(10)	39,294	(10)	0.98%
Eugene Wong	Class B	5,812		—		5,812		0.14%
Kenneth C. Schilling	Class B	11,221		—		11,221		0.28%
Michael P. Brogan	Class B	—		—		—		—
Colin Wilson	Class B	—		—		—		—
Rajiv K. Prasad	Class B	—		—		—		—
All executive officers and directors as a group (25 persons)	Class B	496,885	(11)	1,478,059	(11)	1,974,944	(11)	49.22%

(1)	Less than 0.10%, except as otherwise indicated.

(2)
A Schedule 13D, which was filed with the Commission with respect to Class B common stock and most recently amended on February 14, 2014, which is referred to as the Stockholders 13D, reported that, except for Hyster-Yale Materials Handling, Inc., the signatories to the stockholders’ agreement, together in certain cases with trusts and custodianships, which are referred to collectively as the Signatories, may be deemed to be a “group” as defined under the Exchange Act, and therefore may be deemed as a group to beneficially own all of the Class B common stock subject to the stockholders’ agreement, which is an aggregate of 3,302,756 shares. The stockholders’ agreement requires that each Signatory, prior to any conversion of such Signatory’s shares of Class B common stock into Class A common stock or prior to any sale or transfer of Class B common stock to any permitted transferee (under the terms of the Class B common stock) who has not become a Signatory, offer such shares to all of the other Signatories on a pro-rata basis. A Signatory may sell or transfer all shares not purchased under the right of first refusal as long as they first are converted into Class A common stock prior to their sale or transfer. The shares of Class B common stock subject to the stockholders’ agreement constituted 82.32% of the Class B common stock outstanding on February 28, 2013 or 62.39% of the combined voting power of all Class A common stock and Class B common stock outstanding on such date. Certain Signatories own Class A common stock, which is not subject to the stockholders’ agreement. Under the stockholders’ agreement, Hyster-Yale may, but is not obligated to, buy any of the shares of Class B common stock not purchased by the Signatories following the trigger of the right of first refusal. The stockholders’ agreement does not restrict in any respect how a Signatory may vote such Signatory’s shares of Class B common stock.

(3)
Beatrice B. Taplin has the sole power to vote and dispose of 680,523 shares of Class B common stock held in trusts. The Stockholders 13D reported that the Class B common stock beneficially owned by Beatrice B. Taplin is subject to the stockholders’ agreement.

(4)
A Schedule 13D, which was filed with the Commission with respect to Class B common stock and most recently amended on February 14, 2014, reported that Rankin I and the trusts holding limited partnership interests in Rankin I may be deemed to be a “group” as defined under the Exchange Act and, therefore, may be deemed as a group to beneficially own 605,986 shares of Class B common stock held by Rankin I. Although Rankin I holds the 605,986 shares of Class B common stock, it does not have any power to vote or dispose of such shares of Class B common stock. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin I, share the power to vote such shares of Class B common stock. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin I. Each of the trusts holding general and limited partnership interests in Rankin I share with each other the power to dispose of such shares. Under the terms of the Second Amended and Restated Limited Partnership Agreement of Rankin I, Rankin I may not dispose of Class B common stock or convert Class B common stock into Class A common stock without the consent of the general partners owning more than 75% of the general partnership interests of Rankin I and the consent of the holders of more than 75% of all of the partnership interests of Rankin I. The Stockholders 13D reported that the Class B common stock beneficially owned by Rankin I and each of the trusts holding limited partnership interests in Rankin I is also subject to the stockholders’ agreement.

(5)
A Schedule 13D, which was filed with the Commission with respect to Class B common stock and most recently amended on February 14, 2014, reported that Rankin IV and the trusts holding limited partnership interests in Rankin IV may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 400,000 shares of Class B common stock held by Rankin IV. Although Rankin IV holds the 400,000 shares of Class B common stock, it does not have any power to vote or dispose of such shares of Class B common stock. Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, as trustees and primary beneficiaries of trusts acting as general partners of Rankin IV, share the power to vote such shares of Class B common stock. Voting actions are determined by the general partners owning at least a majority of the general partnership interests of Rankin IV. Each of the trusts holding general and limited partnership interests in Rankin IV share with each other the power to dispose of such shares. Under the terms of the Amended and Restated Limited Partnership Agreement of Rankin IV, Rankin IV may not dispose of Class B common stock or convert Class B common stock into Class A common stock without the consent of the general partners owning more than 75% of the general partnership interests of Rankin IV and the consent of the holders of more than 75% of all of the partnership interests of Rankin IV. The Stockholders 13D reported that the Class B common stock beneficially owned by Rankin IV and each of the trusts holding limited partnership interests in Rankin IV is also subject to the stockholders’ agreement.

(6)
A Schedule 13D, which was filed with the Commission with respect to Class B common stock and most recently amended on February 14, 2014, reported that Associates and the trusts holding limited partnership interests in Associates may be deemed to be a “group” as defined under the Exchange Act and therefore may be deemed as a group to beneficially own 338,295 shares of Class B common stock held by Associates. Although Associates holds the 338,295 shares of Class B common stock, it does not have any power to vote or dispose of such shares of Class B common stock. RMI has the sole power to vote such shares and shares the power to dispose of such shares with the other individuals and entities holding limited partnership interests in Associates. RMI exercises such powers by action of its board of directors, which acts by majority vote and consists of Alfred M. Rankin, Jr., Thomas T. Rankin, Claiborne R. Rankin and Roger F. Rankin, the individual trusts of whom are the stockholders of RMI. Under the terms of the Limited Partnership Agreement of Associates, Associates may not dispose of Class B common stock or convert Class B common stock into Class A common stock without the consent of RMI and the approval of the holders of more than 75% of all of the partnership interests of Associates. The Stockholders 13D reported that the Class B common stock beneficially owned by Rankin IV and each of the trusts holding limited partnership interests in Rankin IV is also subject to the stockholders’ agreement.

(7)
J.C. Butler, Jr. may be deemed to be a member of the group described in Note (6) above, as defined under the Exchange Act, as a result of holding through his trust, of which he is trustee, partnership interests in Associates. In addition, Mr. Butler may be deemed to be a member of a group described in Notes (4) and (5) above, as defined under the Exchange Act, as a result of partnership interests in Rankin I and Rankin IV, respectively, held by Mr. Butler’s spouse. Mr. Butler, therefore, may be deemed to beneficially own, and share the power to vote and dispose of 605,986 shares of Class B common stock held by Rankin I, 338,295 shares of Class B common stock held by Associates and 400,000 shares of Class B common stock held by Rankin IV. The Stockholders 13D reported that the Class B common stock beneficially owned by Associates, Rankin I and

Rankin IV and each of the trusts holding limited partnership interests in Associates, Rankin I and Rankin IV is also subject to the stockholders’ agreement. Included in the table above for Mr. Butler are 1,389,922 shares of Class B common stock held by (a) members of Mr. Butler’s family, (b) trusts for the benefit of members of Mr. Butler’s family and (c) Rankin I, Associates and Rankin IV. Mr. Butler disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity. The Stockholders 13D reported that the Class B common stock beneficially owned by J.C. Butler, Jr. is subject to the stockholders’ agreement.

(8)
Alfred M. Rankin, Jr. may be deemed to be a member of the group described in Notes (4), (5) and (6) above, as defined under the Exchange Act, as a result of holding through the Alfred Rankin Trust, of which he is trustee, partnership interests in Rankin I, Rankin IV and Associates. Mr. Rankin, therefore, may be deemed to beneficially own, and share the power to vote and dispose of 605,986 shares of Class B common stock held by Rankin I, 338,295 shares of Class B common stock held by Associates and 400,000 shares of Class B common stock held by Rankin IV. The Stockholders 13D reported that the Class B common stock beneficially owned by Associates, Rankin I and Rankin IV and each of the trusts holding limited partnership interests in Associates, Rankin I and Rankin IV is also subject to the stockholders’ agreement. Included in the table above for Mr. Rankin are 1,408,581 shares of Class B common stock held by (a) members of Mr. Rankin’s family, (b) trusts for the benefit of members of Mr. Rankin’s family and (c) Rankin I, Associates and Rankin IV. Mr. Rankin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity. The Stockholders 13D reported that the Class B common stock beneficially owned by Alfred M. Rankin, Jr. is subject to the stockholders’ agreement.

(9)
Claiborne Rankin may be deemed to be a member of the group described in Notes (4), (5) and (6) above, as defined under the Exchange Act, as a result of holding through his trust, of which he is trustee, partnership interests in Rankin I, Rankin IV and Associates. Mr. Rankin, therefore, may be deemed to beneficially own, and share the power to vote and dispose of 605,986 shares of Class B common stock held by Rankin I, 338,295 shares of Class B common stock held by Associates and 400,000 shares of Class B common stock held by Rankin IV. The Stockholders 13D reported that the Class B common stock beneficially owned by Associates, Rankin I and Rankin IV and each of the trusts holding limited partnership interests in Associates, Rankin I and Rankin IV is also subject to the stockholders’ agreement. Included in the table above for Mr. Rankin are 1,362,363 shares of Class B common stock held by (a) members of Mr. Rankin’s family, (b) trusts for the benefit of members of Mr. Rankin’s family and (c) Rankin I, Associates and Rankin IV. Mr. Rankin disclaims beneficial ownership of such shares to the extent in excess of his pecuniary interest in each such entity. The Stockholders 13D reported that the Class B common stock beneficially owned by Claiborne Rankin Is subject to the stockholders’ agreement.

(10)
Britton T. Taplin is deemed to share with his spouse voting and investment power over 5,755 shares of Class B common stock held by Mr. Taplin’s spouse; however, Mr. Taplin disclaims beneficial ownership of such shares.

(11)
The aggregate amount of Class B common stock beneficially owned by all executive officers and directors as a group and the aggregate amount of Class B common stock beneficially owned by all executive officers and directors as a group for which they have shared voting or investment power include the shares of Class B common stock of which Mr. Butler has disclaimed beneficial ownership in Note (7) above, Mr. A. Rankin has disclaimed beneficial ownership in Note (8) above, Mr. C. Rankin has disclaimed beneficial ownership in Note (9) above and Mr. Taplin has disclaimed beneficial ownership in Note (10) above.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

Under the terms of Hyster-Yale’s certificate of incorporation and a stockholders’ agreement, dated as of September 28, 2012, as amended, shares of Class B common stock are generally not transferable. Pursuant to the terms of the stockholders’ agreement to which each of the selling stockholders is a party, and Hyster-Yale’s certificate of incorporation, however, qualifying holders of Class B common stock may transfer shares of Class B common stock to the selling stockholders in exchange for shares of Class A common stock, on a share for share basis. The selling stockholders are offering to exchange up to 935,410 shares of Class A common stock with qualifying holders of Class B common stock. The selling stockholders may offer to exchange any or all of the shares of Class A common stock covered by this prospectus from time to time in varying amounts.
In order to be a qualifying holder of Class B common stock for purposes of this prospectus, the holder must be a party to the stockholders’ agreement and must be permitted to transfer shares of Class B common stock to the selling stockholders under Hyster-Yale’s certificate of incorporation and the stockholders’ agreement. According to a Schedule 13D, which was filed with the Commission with respect to Class B common stock and most recently amended on February 14, 2014, the participating stockholders under the stockholders’ agreement beneficially owned 82.32% of the Class B common stock issued and outstanding on that date. Holders of shares of Class B common stock that are not subject to the stockholders’ agreement are permitted to transfer those shares subject to the transfer restrictions set forth in our certificate of incorporation, which include the ability of holders of shares of Class B common stock that are not subject to the stockholders’ agreement to transfer the shares to persons who are permitted transferees as specified in our certificate of incorporation or convert such shares of Class B common stock into shares of Class A common stock on a one-for-one basis. Only holders of shares of Class B common stock that are subject to the stockholders’ agreement may exchange their shares of Class B common stock for shares of Class A common stock pursuant to this prospectus. In connection with any exchange of Class B common stock to the selling stockholders, we may require from each holder of Class B common stock documents that evidence the permitted nature of the exchange under Hyster-Yale’s certificate of incorporation.
The Class A common stock offered for exchange by the selling stockholders is entitled to one vote per share. The Class B common stock that will be transferred by qualifying holders to the selling stockholders is entitled to ten votes per share.
Persons who receive shares of Class A common stock from the selling stockholders may resell those shares of Class A common stock in brokerage transactions on the New York Stock Exchange in compliance with Rule 144 under the Securities Act, except that the six-month holding period requirement of Rule 144 will not apply.
Any broker-dealers, agents or underwriters that participate in the distribution of the shares of Class A common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares of Class A common stock by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act.
In order to comply with the securities laws of specific states, sales of shares of Class A common stock covered by this prospectus to qualifying holders of Class B common stock in some states may be made only through broker-dealers who are registered or licensed in those states.
We have been advised by the selling stockholders that they have not, as of the date of this prospectus, entered into any arrangement with an agent, broker-dealer or underwriter for the sale of the shares of Class A common stock covered by this prospectus owned by them.
Agents, broker-dealers and underwriters involved in the transactions contemplated by this prospectus may engage in transactions with, and perform investment banking and advisory services for, us.
Agents, broker-dealers and underwriters may be entitled under agreements entered into with us and the selling stockholders to indemnification by us and the selling stockholders against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which those agents, broker-dealers or underwriters may be required to make.
Accounting Treatment

For accounting purposes, we will recognize no gain or loss as a result of the exchange by holders of shares of Class B common stock for shares of Class A common stock pursuant to this prospectus.

No Appraisal or Dissenters’ Rights

In connection with the selling stockholders’ offer to exchange up to 935,410 shares of Class A common stock, you do not have any appraisal or dissenters’ rights under the General Corporation Law of the State of Delaware.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following sets forth the material U.S. federal income tax consequences of an exchange by holders of shares of Class B common stock of Hyster-Yale for shares of Class A common stock of Hyster-Yale pursuant to this prospectus. No ruling has been or will be sought from the Internal Revenue Service concerning the tax consequences of an exchange. Persons acquiring shares of Class A common stock by exchanging shares of their Class B common stock with the selling stockholders are urged to consult their tax advisors regarding the tax consequences of an exchange to them, including the effects of U.S. federal, state, local, foreign and other tax laws.

Tax Consequences of an Exchange

Subject to the following assumptions, limitations and qualifications, in the opinion of Jones Day, counsel to Hyster-Yale, for U.S. federal income tax purposes:

•
gain or loss will generally not be recognized by the holders of shares of Class B common stock upon the exchange of their shares of Class B common stock for shares of Class A common stock pursuant to this prospectus;

•
the aggregate adjusted tax basis of the shares of Class A common stock received in an exchange for shares of Class B common stock pursuant to this prospectus will be equal to the aggregate adjusted basis of the shares of Class B common stock exchanged for those shares of Class A common stock; and

•
the holding period of the shares of Class A common stock received in an exchange for shares of Class B common stock pursuant to this prospectus will include the holding period of the holder’s shares of Class B common stock exchanged for that Class A common stock.

Considerations with Respect to Discussion and Tax Opinion

The tax opinion of Jones Day is and will be subject to the following assumptions, limitations and qualifications:

The opinion addresses only the specified material U.S. federal income tax consequences of an exchange. It does not address any state, local or foreign tax consequences of an exchange.

The opinion does not address all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of his, her or its personal investment circumstances or to stockholders subject to special treatment under the U.S. federal income tax laws, including, without limitation, (1) certain U.S. expatriates, (2) stockholders that hold Hyster-Yale Class A or Class B common stock as part of a straddle, appreciated financial position, hedge, conversion transaction or other integrated investment, (3) financial institutions, (4) tax-exempt entities, (5) insurance companies, (6) dealers in securities or foreign currency, (7) traders that mark-to-market, (8) stockholders who acquired their shares of Class B common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan, and (9) foreign corporations, foreign partnerships or other foreign entities and individuals who are not citizens or residents of the United States.

The opinion does not address the tax consequences of any transaction other than an exchange pursuant to this prospectus.

The opinion is based upon the United States Internal Revenue Code of 1986, Treasury regulations, administrative rulings and judicial decisions all in effect as of April 3, 2014, all of which are subject to change, possibly with retroactive effect, and which are subject to differing interpretations. Jones Day assumes no obligation to advise Hyster-Yale or the holders of Class B common stock of such changes.

The opinion assumes that holders of Class B common stock hold their stock as a capital asset within the meaning of section 1221 of the Internal Revenue Code.

The opinion assumes that each exchange of Class B common stock for Class A common stock will be consummated in accordance with the descriptions contained in this prospectus.

The opinion assumes that the fair market value of the Class A common stock to be received in any exchange and the fair market value of the Class B common stock to be delivered in any exchange will be approximately equal in value.

The opinion assumes that none of the Class B common stock transferred to any selling stockholder in any exchange will be subject to a liability, and no selling stockholder that is a party to any exchange will assume any liabilities of a holder of Class B common stock in connection with the exchange.

The opinion assumes that Hyster-Yale and the holders of Class B common stock who transfer their shares pursuant to an exchange will each pay their respective expenses, if any, incurred in connection with an exchange.

The opinion assumes that the representations contained in a tax certification letter addressed to Jones Day from Hyster-Yale, as well as the assumptions set forth in the preceding paragraphs, are accurate at all material times, including the date of any exchange pursuant to this prospectus. The representations contained in the tax certification letter are statements of fact material to the determination as to whether gain or loss will be recognized as a result of an exchange.

The opinion of Jones Day is not binding on the Internal Revenue Service and does not preclude it from adopting a contrary position. In addition, if any of the representations or assumptions upon which the discussion and opinion rely are inconsistent with the actual facts, the conclusions reached therein could be adversely affected.

LEGAL MATTERS

The validity of the shares of Class A common stock offered for exchange hereby has been passed upon for Hyster-Yale by Charles A. Bittenbender, Hyster-Yale’s Vice President, General Counsel and Secretary. Mr. Bittenbender beneficially owned 42,055 shares of our Class A common stock as of February 28, 2014.

EXPERTS

The consolidated financial statements of Hyster-Yale Materials Handling, Inc., appearing in Hyster-Yale Materials Handling, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2013 (including the financial schedule appearing therein) and the effectiveness of Hyster-Yale Materials Handling, Inc.'s internal control over financial reporting as of December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Hyster-Yale Material Handling, Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.